Exhibit 99.1

NEWS
For Immediate Release

Editorial Contact: Joe Horine

614-726-4775

joe.horine@quest.com

Investor Contact: Scott Davidson

949-754-8659

scott.davidson@quest.com

QUEST SOFTWARE PROVIDES UPDATE ON NASDAQ LISTING MATTERS

ALISO VIEJO, Calif., May 18, 2007 – Quest Software, Inc. (Nasdaq: QSFT) today announced that, as expected, Quest received an additional Nasdaq Staff Determination letter on May 14, 2007 indicating that Quest is not in compliance with the continued listing requirement set forth in Nasdaq Marketplace Rule 4310(c)(14). The letter was issued in accordance with Nasdaq procedures when Quest did not file its Quarterly Report on Form 10-Q for the period ended March 31, 2007 by the filing deadline. As previously disclosed, Quest Software received similar Nasdaq Staff Determination letters relating to its quarterly reports on Form 10-Q for the quarters ended June 30, 2006 and September 30, 2006 and its Annual Report on Form 10-K for the year ended December 31, 2006.

On January 10, 2007, the Nasdaq Listing Qualifications Panel granted Quest an exception until January 22, 2007 to comply with the filing requirements as set forth in Nasdaq Marketplace Rule 4310(c) (14), and notified the company that its securities could be delisted from The Nasdaq Global Market if Quest was unable to comply with the terms of the exception. On January 22, 2007, the Nasdaq Listing and Hearing Review Council determined to call for review the Panel’s January 10, 2007 decision and to stay any future Panel decisions to suspend Quest securities from trading, pending further action by the Listing Council.

On May 10, 2007, the Listing Council found that the Panel’s decision was appropriate at the time it was rendered, and exercised discretionary authority to grant Quest an exception until July 9, 2007 to file all delinquent reports and restatements. If by the close of business on July 9, 2007 Quest has not completed the necessary filings, Quest’s securities will be suspended at the opening of business on July 11, 2007 and a Form 25, notification of removal from listing, will then be filed with the SEC as required by SEC Rule 12d2-2.

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QUEST SOFTWARE PROVIDES UPDATE ON NASDAQ LISTING MATTERS	Page 2

While Quest continues to perform the steps necessary to complete the restatement and to file all delinquent reports, there can be no assurance that Quest will be able to complete the restatement and related SEC filings on or before July 9, 2007 or that Quest’s common stock will remain listed on The Nasdaq Global Market.

About Quest Software, Inc.

Quest Software, Inc. delivers innovative products that help organizations get more performance and productivity from their applications, databases and Windows infrastructure. Through a deep expertise in IT operations and a continued focus on what works best, Quest helps more than 50,000 customers worldwide meet higher expectations for enterprise IT. Quest’s Windows Management solutions simplify, automate and secure Active Directory, Exchange and Windows, as well as integrate Unix, Linux and Java into the managed environment. Quest Software can be found in offices around the globe and at www.quest.com.

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Quest and Quest Software are registered trademarks of Quest Software, Inc. The Quest Software logo and all other Quest Software product or service names and slogans are registered trademarks or trademarks of Quest Software, Inc. All other trademarks and registered trademarks are property of their respective owners.

Forward Looking Statements

This release includes forward-looking statements concerning the listing status and potential delisting of Quest Software common stock from the Nasdaq Global Select Market. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ from those anticipated as a result of various factors, risks and uncertainties, including those resulting from the conclusions of the special committee concerning matters relating to our historic stock option grants and related accounting; the ultimate determinations of the amounts and timing of stock-based compensation resulting from such conclusions as well as other potential adjustments that may result from our internal review of historic financial statements for the periods in question; our ability to meet the requirements of the NASDAQ Global Select Market for continued listing of our shares; potential claims and proceedings relating to the foregoing matters, including shareholder litigation and action by the SEC or other governmental agencies; other actions taken or required as a result of the investigation; and negative tax or other implications for the company resulting from the accounting adjustments and other factors. For a discussion of these and other related risks, please refer to our recent SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2005, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

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